Exhibit 10.3

2018 Advertising Service Distribution Agreement

This contract was signed by the following parties in                on               :

Party A: Leaping Media Group Co., Ltd.

Party B:

Due to the fact that Party A entered Pre-Movie Advertisement Local Agency Agreement with Tianjin Wanda Media Co., Ltd. and was granted the exclusive rights to distribute pre-movie advertisements on the movie theaters of Wanda Cinema Line in [                ], Party A has the right to enter into this agreement.

After friendly negotiation, both parties in accordance with the principle of mutual benefit and common development, on the basis of the "Contract Law of the People's Republic of China" and other relevant laws and regulations of China, reached a cooperation agreement reached a consensus and voluntarily signed this contract on the issue of Party B agents Party A’s pre-movie advertisement in [                ].

Definitions;

1. Pre-movie advertisement: In this contract, all the cooperative cinema halls of the cinemas, and the advertisements of all the movie screenings before broadcasting. The pre-movie advertisements are divided into the national ones and local ones according to the advertising distribution area.

2. Pre-movie national advertisement: refers to the pre-movie advertisement of the same content of the same brand that is simultaneously distributed in any city of two or more provinces (including autonomous regions and municipalities). For the pre-movie national advertisement, the advertisements in the cities of a certain province in the country contain the regional name/telephone/address or other regional identification content, which is still regarded as the national advertisement before the advertisement.

3. Pre-movie local advertisement: refers to the advertisements of customers registered in the city or province where the agency area is stipulated in this contract, and only in the cities or provinces where the agent domain is stipulated in this contract, not in other cities.

1. Corporation Content

1.1. Corporation Form

1.1.1. Party B purchases the exclusive 2-minite pre-movie advertisement investment right of the cinemas according to “Table 1” in Party A's [                ] region. The LCD static screen and splicing screen advertisements (hereinafter collectively referred to as “LCD screen advertisements”) in the theater are given for one-minute investment promotion in the area of [                ]. Since the LCD screen advertisement is a gift, Party B cannot ask Party A for compensation for any reason.

Table 1. List of Cooperative theaters

Province	Numbers of cooperative theater	City	Cinema	Numbers of cinema halls

1.1.2 : Definition of Pre-movie Local Advertisement and Local LCD Screen Advertisements in [                ]

1) An independent legal entity which industrial and commercial registration place is in [                       ] (including the administrative jurisdiction of [                        ], the same below),

2) Secondary and below institutions or chain institutions with independent or non-independent legal person status, such as: bank branches, telecommunications operator branches, insurance branches, enterprise branches, etc., advertising contract and secondary or lower institutions or chain agencies in [                      ] The advertisements signed by the store (including the K-owned districts and counties in [                    ], the same below) and the expenses are borne by the secondary and below institutions or chain agencies are regarded as the pre-movie local advertisement of Heilongjiang. The unified release of the national bank, the head office, etc., is the pre-movie national advertisement of Party A.

3) The real estate project, whether it is a foreign enterprise or a local enterprise, as long as its real estate for sale is located in the administrative jurisdiction of [                  ] and is placed in the jurisdiction, the real estate advertisement is regarded as the pre-movie local advertisement.

4) Local Auto 4S Store in [                  ]: The registered place of the advertising main body (i.e., the advertiser) in the advertising contract is of the [                   ] region and the advertisement is placed only in the [                    ] region and the same content is displayed in the same brand. The pre-movie advertisement is considered a local order.

5) The pre-movie advertisement must have the regional symbol that contains at least one of the detailed address/ fix-line phone numbers.

1.2. Cooperation period: From [           ] to [           ].

1.3. Pre-movie advertisement playing order: Party B’s advertisement (pre-movie local advertisement) + Party A’s advertisement (pre-movie national advertisement) + Movie

1.4. The time duration of LCD screen advertisements cannot over than 1 minute each time.

2. The Rights and Obligations of Both Parties

2.1 Party A’s Rights and Obligations

(1) During the contract period, Party A shall not accept any company other than Party B or any form of pre-movie local advertisement in the city or province.

(2) Party A shall guarantee the exclusive agency qualification of the contractor of this contract and guarantee that the cooperation with the cinema will continue to be effective during the cooperation period of this contract. If the cooperation relationship between Party A and the contracted cooperative theater changes or terminates, Party A shall notify Party B one month in advance of the inspection. Therefore, Party A shall not be liable for any breach of contract, and the two parties shall settle the cooperation according to the actual cooperation cost on time ratio.

(3) Party A has the right to supervise and guide the advertising sales price of Party B's contracted cooperative cinema. If the price is lower than the price of this contract (price of 30 Secs of a hall in a month = total contract amount / number of cinemas / 12 month /4, if the sales are carried out in the month), Party A has the right to request Party B to correct the relevant actions. If Party B does not correct within the time limit, Party A has the right to terminate/deactivate the contract unilaterally. After the contract is terminated/dismissed, Party B shall pay the 30% of total amount of the contract as a liquidated damages. Party A does not assume any responsibility except for the refund of the unexecuted expenses (the total amount of this contract*(number of days not executed / 365 days) of Party B.

(4) Party A has the right to review the advertising contents and copies (including digital copies) provided by Party B in accordance with the relevant laws and regulations and the relevant regulations of the theater. If Party B's advertisement fails to pass the Party A's examination, Party A may refuse to play them: Party A shall publish advertisements in accordance with the advertisements provided by Party B, and Party A shall not change the materials without the consent of Party B.

(5) Party A has the right to review Party B's advertising sources, and Party B shall cooperate to verify that if the advertisements are directly or indirectly placed by Party A's national competitors (Party's national competitors include but are not limited to ), the advertisements other than the pre-movie advertisements clearly defined in this contract, Party A has the right to refuse to broadcast, resulting in breach of contract liability and the compensation shall be borne by Party B . If Party A's national competitor changes, Party A shall promptly notify Party B that Party B shall not sign any form of advertising contract with Party A's counterparty from the date of receipt of this letter from Party B.

(6) If Party A finds that Party B has accepted the pre-movie national advertisement in the name of the pre-movie local advertisement area list in the contract, the party A with the advertisement. After the advertisement provided by Party A has simultaneous release in the other two (including two) cities, it is deemed that Party A has objected to the breach of contract and the violation, and the proof is completed. Party B should stop the advertisement at the first time. If Party A finds that Party B has accepted the national single-action before the publication, Party A has the right to not publish the single advertisement.

(7) Party A shall broadcast the advertisement of Party B as scheduled according to the time and content of the advertisement execution order. In the case of mis-casting or missed broadcasts, Party A shall replenish and release according to the principle of “double times compensation” After compensation for the event, Party A does not need to make other compensation.

(8) Party B shall fax the Advertisement Publication Execution Order (See Attachment 1)with official seal to Party A within 7-10 working days before the date of publication and send the copy and digital screening documents to the designated executives of Party A 7-10 working days before the publication date (Thursday), the designated copying agent and contact information of Party A. The method is as follows (if the contact changes, Party A needs to notify Party B in time):

(9) Advertising Source Delivery Address:

Name of the signatory:                           , Tel:

(10) If Party A has to make a major adjustment to the playing time and the playing period due to the decoration of the theater, building construction, additional halls, expansion of the hall, replacement of the playing equipment, etc. Party A shall notifies Party B within 30 days after receiving the notice from the cinema in the form of a written fax (with Party seal). Both parties can negotiate according to the actual situation and properly resolve it.

(11) In the event of major events, unexpected events or unforeseen events leading to changes in the advertising broadcasts of Party B, Party A shall communicate with Party B in a timely manner. In view of the situation, the two parties may negotiate according to the actual situation and properly resolve them.

(12) Party A shall provide Party B with report of display in a timely manner.

2.2 Party A’s Rights and Obligations

(1) Party B shall enjoy the exclusive pre-movie agent investment right of the contractual cinema of [                  ].

(2) Except for the pre-movie local advertisement investment as stipulated in this contract, Party B shall not undertake any advertisement other than that clearly defined in this contract without the written consent of Party A, (including but not limited to pre-movie national advertisements and film-side advertisements. Party B shall not accept advertisements directly or indirectly placed by Party A competitors when cooperating with Party A. If Party A's national competitor changes, Party A shall notify Party B in a timely manner. From the date of receipt of this letter from Party A, Party B shall not sign any form of advertising contract with the competitor of Party A.

(3) Party B promises to carry out the pre-movie local advertisement agency service in Party A’s cooperative cinemas in [                 ]. The subscripts in this contract include the cinema in the first cooperative cinema list in the first paragraph of Article 1. If during the cooperation period, there is a newly opened cinema/new cinema in the cooperation area, (Party B understands and recognizes the newly opened cinema of Party A/ The newly added cinemas include, but are not limited to, the theaters/halls purchased or acquired by Party A and Party A's affiliates. There may be pre-show advertising contracts that are still in progress during the acquisition period and after the acquisition, which prevents Party A from being able to sell the theater/hall’s pre-movie advertisement agency l. If it cannot be sold to Party B and Party A does not constitute a breach of contract or assumes any responsibility to Party B) Party A shall inform Party B of the relevant information. If Party B wants to purchase the advertising resources of the corresponding advertising location area of the newly opened/added cinema, both parties shall sign an agency supplementary agreement within five working days before the opening of the newly opened cinema/new movie hall.

(4) If Party B fails to sign an agency supplementary agreement within five working days after receiving notice from Party A for the new movie theaters, Party A has the right to enter into agreements with other parties.

(5) Party A shall publish the advertisement on Thursday of each week, and Party B shall provide the digital format material to Party A at least 10 working days in advance. For digital copy only, the creative should be provided to Party A at least seven working days in advance. Party B shall submit the advertisement to Party A at least 14 working days in advance for the plastic surgery medical advertisement because Party A needs to submit it to the cinema for review. If the creative materials produced by Party A, Party B shall pay the corresponding production fee separately.

(6) Party B shall provide Party A with relevant documents of the previous publication project at least 10 working days before the date of publication: including but not limited to authorization of portrait rights, business license, trademark registration certificate, advertising license, agency certificate, patent Certificates, etc., of which real estate, pharmaceuticals, alcohol, cosmetics, medical equipment, medical institutions, health care products, etc. shall be handled in accordance with the Advertising Law or relevant laws and regulations, the specific provisions of the relevant state departments and the regulations of the theater.

(7) Party B shall not undertake advertisements for non-Wanda Cinema/other theaters, and shall not undertake advertisements containing non-Wanda Cinema/other cinema content segments; the advertisements of non-Wanda Plaza/Other Plazas undertaken by Party B shall not be released in Wanda Cinema or Wanda Plaza, otherwise once it was discovered, Party A had the right to immediately stop the advertisement.

(8) Party B shall place an advertisement in according to this contract, and must execute the order through the direction of the cinema. Party B has no right to directly issue the execution order to the theater, and has no right to directly submit the material copy to the theater and has no right to request the contents of the execution order from the theater.

(9) The length of the advertisement that Party B can publish must be based on 15 seconds as a unit. (such as 15 seconds, 30 seconds, 60 seconds).

(10) Party B shall not select only a single theater single room for advertising in the area, and must publish it in accordance with all the cinemas in a single theater.

(11) In the case that Party A’s total advertising time does not expire, Party B may post a timeout advertisement in addition to the local resource duration, and shall pay additional advertising fee to Party A. The selling price of this part should be negotiated with Party A first, and Party A's quotation shall prevail. Party B shall submit the overtime media confirmation form provided by Party A before the release. Party B shall post above issue affixed the official seal or contract chapter to Party A at least four working days in advance. And the time-out advertising fee is paid in one lump sum before the publication. Party A has the right not to publish the overtime advertisement if Party B accepts the overtime advertisement without the consent of Party A. The liability for breach of contract and compensation arising therefrom shall be borne by Party B and shall have nothing to do with Party A.

(12) After receiving the report of Party A's session, Party B shall sign and seal the receipt within five days after receiving the report of the event and return the signed report or scanned copy to Party A. The report after Party B's signature or receipt returned overdue or the report is not signed, it will be regarded as a normal broadcast without error.

(13) Party B shall designate personnel to use the advertising supervision card provided by Party A to enter the theater for advertising monitoring. Party A shall ensure that Party B's monitoring personnel can conduct normal monitoring and broadcasting activities in the theater, but Party B’s personnel needs to monitor according to the relevant monitoring order of the theater. If Party B’s personnel have a dispute with the theater and Party A shall not bear any responsibility. In the event that a dispute between Party B's monitor and the theater affects Party A's cooperation with the theater, Party B shall bear all losses (including but not limited to direct and indirect losses) caused to Party A. If the monitoring personnel of Party B discovers that the mis-broadcasting or the wrong-broadcasting, they must contact the Party A’s designated personal at the spot, and both parties will confirm it on the spot, and Party A's executives will negotiate with the theater to solve the problem.

(14) Party A has the right to stop playing due to the abnormal playback screen and sound quality caused by the quality of Party B's advertisement copy. If the theater equipment is damaged, Party B shall bear all responsibility.

(15) Without the written consent of Party A, Party B shall not perform this contract by any third party in any form.

(16) Party B guarantees that the advertisements releasing in the contracted theaters have obtained the relevant authorization. The advertising contents are without any violation of any laws and regulations or infringement of the legitimate rights and interests of any third party (including but not limited to intellectual property rights) and the relevant regulations of the cinema. If the dispute arises from the above matters, Party B shall bear the responsibility. If Party B causes damage to Party A, Party A has the right to confiscate the deposit. If Party B's guarantee is insufficient to compensate Party A's loss, Party B shall still be liable for full compensation.

(17) If Party B does not communicate with Party A in the event of a conflict between Party B’s pre-movie local advertisement and Party A’s non-local customer marketing system and that causes losses to Party A, Party A has the right to terminate/deactivate this agreement unilaterally and Party B shall pay Party A 30% of the contract amount of this contract as the compensation. If the liquidated damages are insufficient to make up for the losses of Party A, Party B shall make up the compensation.

Party A shall issue an invoice and margin receipt to Party B within 15 working days after receiving the cooperation fee from Party B as scheduled.

(18) Party B shall not arbitrarily contact with Party A’s other regional agents. If there is a phenomenon that the national order is split or smuggled., Party A has the right to terminate this agreement and confiscate the deposit.

(19) Party B shall not conduct commercial propaganda, sign any agreement or assume any obligation in the name of Party A or Party A's affiliated company, otherwise Party B shall bear all consequences arising therefrom.

(20) Party B shall not sign an advertising contract with a time limit exceeding the term of this agreement. If this happens, Party A has the right to terminate this agreement unilaterally and cancel the agent qualification of Party B. The advertising fee already paid by Party B will not be refunded and the deposit will be forfeited.

(21) If Party B authorizes another person to transfer or lend, resell, or resell the agency right to others for business or use without Party A's consent, Party A has the right to terminate this agreement unilaterally and cancel Party B's agent qualification. The fee Party B has already submitted is not refundable and the deposit is forfeited.

3. Settlement and Payment Methods

3.1. Party B shall pay the cooperation fee to Party A in accordance with the contract, as specified below.

The total contract amount for 2018 is RMB .

The payment of the contract is divided into two phases:

The first payment date is: Before [              ], the payment amount is (50% of the total contract amount): RMB                  .

The second payment date is: Before [                    ], the payment amount is (50% of the total contract amount): RMB                  .

Party A receives the cooperation fees as scheduled Within 15 working days, an equal invoice and a deposit receipt will be issued to Party B.

Party A shall issue an invoice and margin receipt to Party B within five working days after receiving the cooperation fee from Party B as scheduled

3.2. Refund and Deduction

If Party B has a breach of contract that Party A considers to be serious (including but not limited to Party B's breach of contract as described in this contract), Party A has the right to terminate/unsubscribe the contract unilaterally and not to return the full deposit and the fees already executed.

3.3 The cost of the creative production is not included in the above cooperation fee. If Party B needs Party A to provide the production material service, it shall submit the material that meets the screen playback specifications to Party A before 7 working days of each publication, and Pre-production payment should be done before completion production .Single creative conversion < 15 seconds costs RMB , 30 seconds single creative conversion costs RMB , 45 seconds creative conversion fee equals to 15 seconds fee + 30 seconds fee; 60 seconds creative conversion’s fee equals to 30 seconds fee + 30 seconds fee.

3.4 Party A’s Account Information

Account Name: Leaping Media Group Co., Ltd.

Bank of Deposit:

Account Number:

4. Liability for Breach of Contract

4.1. Both Party A and Party B shall stipulate their respective obligations in accordance with this contract. If either party fails to perform its obligations as stipulated in this contract or fails to perform its obligations or causes this agreement to fail to be fulfilled, For breach of contract, the defaulting party shall, in accordance with this contract, direct the compensate the observant party for the loss.

4.2. Dealing with Party A's breach of contract:

(1) In the contract period, if Party A does not ensure that Party B has exclusive agency rights in the above-mentioned cinemas (the third party acts as the sole agent of Party B as stipulated in this contract), except for the second paragraph of Article 2 of this contract. Except for the agreement, Party B has the right to notify Party A in writing. Party A shall check the situation after receiving the notice. If, Party B's written report is true and Party A shall correct it within three working days.

(2) If the public service advertisements undertaken by the theater for coordinating local administrative relations are not in violation of this contract.

4.3. Dealing with Party B's breach of contract:

(1) If Party B does not pay Party A according to the provisions of this agreement, Party A has the right to pause the display of Party B’s advertisements.

(2) If Party B’s sales price is lower than the contractual advertising price, which affects Party A’s advertising sales or causes customer complaints, Party B shall compensate all the losses caused to Party A (including but not limited to direct losses and indirect losses), Party A also has the right to unilaterally terminate the contract and confiscate all deposit.

(3) Party B shall bear the confidentiality obligation of the cooperation content and price of this contract. Without the written permission of Party A, Party B shall not notify the contract cooperation terms and cooperation price to any other third-party company or individual. Otherwise, Party A has the right to terminate the contract and Party B will compensate Party A for breach of contract in the amount of 10% of the contract amount. If the liquidated damages are insufficient to make up for the losses of Party A, Party B shall make up the compensation.

(8) Party B shall strictly keep confidential the business-related information provided by Party A (including but not limited to movie box office data, training materials, etc.), if Party B’s losses are caused by Party A’s disclosure of relevant information, Party B shall compensate all losses of Party A (including but not limited to direct losses and indirect losses) and Party A has the right to unilaterally terminate the contract without any liability.

(9) Before the expiration of the contract, if Party B shall terminate or terminate this contract without the written consent of Party A, Party A has the right to deduct all the performance bond of this contract and Party B will compensate Party A for breach of contract in the amount of 30% of the contract amount. If the liquidated damages are insufficient to make up for the losses of Party A, Party B shall make up the compensation.

5. Others

5.1. Termination of the Contract:

1) This contract can be terminated by mutual agreement, but a separate written agreement shall be signed.

2) This contract will be terminated from the date of completion of this contract.

5.2. If Party A's cooperation with all the theaters in this contract is terminated early, this contract shall be terminated at the same time. Party A shall return the contracted amount that has been received but not executed to Party B. Party B shall pay the amount that has executed but has not yet paid.

5.3. Settlement of disputes: If there is a dispute arising from the performance of this contract, the two parties shall settle the dispute through friendly negotiation. When the negotiation fails, either party has the right to file a lawsuit in the people's court where the contract is signed.

5.4. Contract validation: This contract shall become effective on the date of the seal of both parties.

5.5. Force Majeure: In the course of performance of this contract, if any party of this contract cannot perform part or all of the contract terms due to force majeure (including legal changes and government orders), the party that suffers force majeure does not need to bear any responsibility, but it shall notice the other party in writing within 10 days since the force majeure occurred. If the above situation causes the theater to stop broadcasting, the contract time will be postponed according to the actual number of days of suspension. If the theater is closed due to the above circumstances, Party A shall notify Party B in writing within seven days, and this contract will be terminated naturally. Party A shall return the contracted amount that has been received but not executed to Party B. In case of other special circumstances, Party A and Party B shall resolve the dispute through negotiation.

5.6. Both Party A and Party B shall affix a copy of their business license to the other party and keep it for the record.

5.7 The official contract text shall be delivered to the communication address agreed in this contract by personal delivery, registered mail or express delivery service. All notices, opinions, requests or other communications and contacts issued in the execution of this contract shall be in writing. The contact address and contact number at the beginning of this agreement are valid delivery methods designated by the parties. If a party relocates and changes phones, it shall notify the other party in writing within two days of relocation or change of the phone, if the party relocates or changes. If the contact number causes the other party to be unable to contact, the consequences shall be borne by the party. By fax, mail, registered mail or by post, it is deemed to be served when the fax, mail, registered mail or post is sent.

5.8 After the expiration of this contract, Party B has the priority  to renew the lease under the same conditions.

5.9 If the contract is not completed, the relevant clauses may be changed or the contract may be terminated after the agreement between the two parties. However, a supplementary agreement shall be signed separately. The supplementary agreement shall be attached to this contract and have the same legal effect as this contract.

5.10. This contract has four copies, each party has two copies, which has the same legal effect.

Party A: Leaping Media Group Co., Ltd.

Address:

Contact Person:

Signature:

Email:

Contact Number:

Party B:

Address:

Contact Person:

Signature:

Email:

Contact Number:

Fax:

Date: